AMENDMENT TO CONVERTIBLE REDEEMABLE PROMISSORY NOTE AND

PLEDGE AND SECURITY AGREEMENT

This Amendment to Convertible Redeemable Promissory Note and Pledge and Security Agreement (this “Amendment”) is made this 18th day of October, 2013, by and between JAMESON STANFORD RESOURCES CORPORATION, a Nevada corporation (the “Company”), and JOESPH MARCHAL (the “Lender”). The Company and the Lender are collectively referred to herein as the “Parties”.

WHEREAS, the Company borrowed the sum of $500,000 from the Lender and issued to Lender that certain Convertible Promissory Note in the principal amount of $500,000 dated as of August 19, 2013 (the “Convertible Note”) and Pledge and Security Agreement (the “Security Agreement”).

WHEREAS, the Company is seeking to offer for sale up to an additional $1,000,000 through the issuance of one or more convertible promissory notes and common stock purchase warrants substantially on the same terms as the Convertible Note (the “New Loans”).

WHEREAS, the lenders under the New Loans have agreed to fund the New Loans on the condition that the Company’s obligations under the Convertible Note and Security Agreement shall rank pari passu in right of payment with the indebtedness of the Company arising from the New Loans.

NOW, THEREFORE, in consideration of the execution and delivery of this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Agreement Regarding Rank, Pari Passu.

(a) Payment of the principal of and interest on the Convertible Note and Security Agreement (net of the Partial Payment) shall rank pari passu in right of payment with the indebtedness of the Company arising from the New Loans. The holder of the Convertible Note and Security Agreement for itself and its successors and assigns, expressly for the benefit of the present and future holders of the New Loans, by entering into this Amendment agrees to and shall be bound by the terms hereof.

(b) In the event that the Convertible Note and Security Agreement is declared due and payable before its expressed maturity for any reason (under circumstances when the provisions of the foregoing clause shall not be applicable), the rights of the holders of the New Loans shall rank pari passu in right of payment with the indebtedness of the Company arising from the Convertible Note.

(c) In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company, whether in cash, property, or securities (other than membership interests of the Company as reorganized or readjusted or securities of the Company or any other corporation provided by a plan of reorganization or readjustment, the payment of which is subordinated to the payment of the New Loans that may at the time be outstanding), shall be received by the holder of the Convertible Note and Security Agreement before the New Loans is paid in full or provision made for its payment in cash, such payment or distribution shall be held in trust for the benefit of the holders of the New Loans and the Convertible Debenture pari passu.

(d) Rank, Pari Passu. Regardless of the time or order of attachment or the time, order or manner of perfection or the time or order of filing financing statements, mortgages or other security agreements or documents, and notwithstanding anything to the contrary in the Convertible Note and the Security Agreement, any and all liens on the assets of the Company in favor of the holders of the New Loans shall in all respects rank pari passu in right of payment with the indebtedness of the Company arising from the New Loan or the security agreement entered into in connection with such loan.

2. Reliance of Subsequent Holders of the New Loans. Each holder of the New Loans, whether outstanding at the date of the Convertible Note and Security Agreement or incurred after the date hereof, shall be deemed to have acquired such New Loans in reliance upon the rank and pari passu provisions contained herein.

3. This Amendment shall be deemed part of, but shall take precedence over and supersede any provisions to the contrary contained in the Convertible Note and the Security Agreement. All initial capitalized terms used in this Amendment shall have the same meaning as set forth in the Convertible Note and Security Agreement unless otherwise provided. Except as specifically modified hereby, all of the provisions of the Convertible Note and Security Agreement which are not in conflict with the terms of this Amendment shall remain in full force and effect.

4. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Amendment.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day and year first above written.

JAMESON STANFORD RESOURCES CORPORATION

By:	/s/ Michael Stanford
Name:	Michael Stanford
Title:

LENDER:

By:	/s/ JOESPH MARCHAL
Name:	JOESPH MARCHAL